SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.  )

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                           E'TOWN CORPORATION
  ..........................................................................
            (Name of Registrant as Specified In Its Charter)

                             GAIL P. BRADY
  ..........................................................................
               (Name of Person(s) Filing Proxy Statement)

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                             [E'TOWN CORPORATION LOGO]

                     600 SOUTH AVENUE, WESTFIELD, N.J. 07090
                                ___________________

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                    May 2, 1994

                                ___________________



To the Stockholders of E'TOWN CORPORATION,

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E'town Corporation will be held at The Mansion Hotel, 295 South Avenue, Fanwood, New Jersey, on Monday, May 2, 1994, at 11:00 A.M. for the following purposes:
           1. To elect four members to the Board of Directors for terms to expire at the 1997 Annual Meeting of Stockholders.

           2. To ratify, confirm and approve the act of the Board of Directors, on February 17, 1994, appointing Deloitte & Touche, Parsippany, New Jersey, as the auditors for the Corporation and its subsidiaries for the year 1994.

           3. To transact such other business as may properly be brought before such meeting or any adjournment or adjournments thereof.

           It is proposed to nominate as Directors: Brendan T. Byrne, Robert W. Kean, Jr., Henry S. Patterson, II, and Hugo M. Pfaltz, Jr. for terms of three years.

           The close of business on March 17, 1994, has been fixed as the time for the determination of the stockholders entitled to vote at said meeting, or any adjournments thereof, and only stockholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

           You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the meeting and vote in person at the meeting.

                                   By Order of the Board of Directors,

                                          Walter M. Braswell
                                              Secretary
Westfield, New Jersey
March 30, 1994
                                E'TOWN CORPORATION

                      600 SOUTH AVENUE, WESTFIELD, N.J. 07090


                                                  March 30, 1994

                                     PROXY STATEMENT

           The following statement is furnished in connection with the solicitation by the Board of Directors of E'town Corporation ("E'town" or the "Corporation") of proxies to be used at the Annual Meeting of the holders of the stock of the Corporation, to be held May 2, 1994, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement. This Proxy Statement and the accompanying proxy were first sent to shareholders on March 30, 1994.

                          PERSONS MAKING THE SOLICITATION

           This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation. In addition to solicitation by mail, the Corporation may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and may reimburse them for their expenses in so doing. The solicitation will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegraph, or personal call by directors, officers and regular employees of the Corporation. The Corporation has retained Georgeson & Company ("Georgeson") to assist in the solicitation pursuant to which Georgeson will be paid a fee of $5,500 plus expenses.

                      VOTING SECURITIES AND OWNERSHIP THEREOF
                    BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           As of March 17, 1994, there were outstanding 5,639,472 shares of the Corporation's Common Stock, the only capital stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. As stated in the Notice of Meeting, only holders of record of the Common Stock on such date will be entitled to vote at the meeting or any adjournment thereof.

           Under current rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the vote of shares, and investment power is the power to dispose of or direct the disposition of shares.

           To the knowledge of the Corporation, the following persons owned beneficially more than 5% of the outstanding Common Stock as of March 17, 1994. Beneficial holdings of Robert W. Kean, Jr., are also indicated.

Name and Address of                                No. of Shares of  Percentage
 Beneficial Owner                                   Common Stock      of Class
- - - -------------------                                ----------------  ----------


Robert W. Kean, Jr., 600 South Ave.,
Westfield, N.J. 07090 . . . . . . . . . . . . .          15,125(1)         .27

Robert W. Kean, Jr., as Co-Trustee,
with Hamilton F. Kean, and Thomas H. Kean,
600 South Ave., Westfield, N.J. 07090 . . . . .         171,567(2)        3.02

John Kean, 550 Route 202-206, Bedminster,
N.J. 07921 .  . . . . . . . . . . . . . . . . .          19,263(1)         .34

John Kean, as Co-Trustee, with Stewart B.
Kean and May Kean Raynolds, 550 Route 202-
206, Bedminster, N.J. 07921 . . . . . . . . . .         241,941(2)        4.27

John Kean, as Co-Trustee, with Stewart B. Kean,
550 Route 202-206, Bedminster, N.J. 07921. . . .         28,800(2)         .51



________________

(1) Beneficial owner indicated has sole voting and investment power with respect to these shares.

(2) Beneficial owners indicated share voting and investment power with respect to these shares.

           The following information pertains to the Common Stock of the Corporation that, to the knowledge of the Corporation, is beneficially owned, directly or indirectly, individually and as a group, by all Directors and Executive Officers of the Corporation and its subsidiaries, Elizabethtown Water Company ("Elizabethtown") and E'town Properties, Inc. ("Properties"), as of March 17, 1994.

                                                             No. of     Percent
Title of Class            Name of Beneficial Owner          Shares(1)  of Class

Common Stock. . . . . Brendan T. Byrne. . . . . . . . .     1,190        .02
                      Thomas J. Cawley. . . . . . . . .    11,566        .20
                      Andrew M. Chapman . . . . . . . .    16,488        .29
                      Frank Critelli. . . . . . . . . .    11,901        .21
                      Anne Evans Gibbons. . . . . . . .    25,846        .46
                      John Kean . . . . . . . . . . . .          (2)        (2)
                      Robert W. Kean, Jr. . . . . . . .          (2)        (2)
                      Robert W. Kean, III . . . . . . .       426        .01
                      Arthur P. Morgan. . . . . . . . .       331        .01
                      Barry T. Parker . . . . . . . . .     1,968(3)     .04
                      Henry S. Patterson, II  . . . . .    10,570        .19
                      Hugo M. Pfaltz, Jr. . . . . . . .     8,911(4)     .16
                      Chester A. Ring, 3rd. . . . . . .    16,254        .29
                      Directors and Executive Officers
                       as a group . . . . . . . . . . .   632,181      11.15

_______________
(1) Includes shares held for Executive Officers under the Corporation's Tax Reduction Act Stock Ownership Plan and the 401(k) Plan and shares subject to options granted but not yet exercised under the 1982 Incentive Stock Option Plan and 1987 Stock Option Plan.

(2)  Reference is made to the information set forth in the preceding table.

(3) Includes 600 shares held under a trust for which beneficial owner is a co-trustee and beneficial owner indicated shares voting and investment power with respect to these shares.

(4) Includes 1,250 shares of Common Stock issuable upon conversion of debentures held by a partnership of which Mr. Pfaltz is a general partner.

                            I.  ELECTION OF DIRECTORS

The Board of Directors

           The Board of Directors is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting of Stockholders, the terms of directors in one of the three classes expire. At that Annual Meeting of Stockholders, directors are elected in a class to succeed the directors whose terms expire. The terms of the directors so elected will expire at the third Annual Meeting of Stockholders thereafter. Accordingly, of the current Directors, four are in the class to be elected at the 1994 Annual Meeting of Stockholders, three are in the class to be elected at the 1995 Annual Meeting of Stockholders and four are in the class to be elected at the 1996 Annual Meeting of Stockholders.

         Every shareholder entitled to vote shall have the right to vote the number of shares owned by him or her for as many candidates for election as there are directors to be elected. Directors shall be elected by a plurality of the votes cast at the election. With respect to election of directors, the approval of auditors and any other matter submitted to a vote of shareholders, votes shall be counted by designated agents and tabulated by inspectors, with abstentions and non-votes, including broker non-votes, treated as votes not cast.

           It is intended that the shares of Common Stock represented by the accompanying proxy will be voted at the 1994 Annual Meeting of Stockholders for the election of nominees BRENDAN T. BYRNE, ROBERT W. KEAN, JR., HENRY S. PATTERSON, II, and HUGO M. PFALTZ, JR., who have been designated by the Board of Directors as the four Directors in the class of directorships whose members' terms will expire in 1997.

            The Board of Directors has no Nominating Committee. All of the foregoing persons are now Directors of the Corporation. While it is not anticipated that any of the nominees will be unable to serve, if any such nominee is not a candidate for election as a Director at the 1994 Annual Meeting of Stockholders, the proxy will be voted in favor of such other person or persons in lieu thereof as the present Board of Directors shall determine unless the proxy withholds authority to vote for all nominees.

          The following information relates to the nominees named herein and the other persons whose terms as Directors will continue after the 1994 Annual Meeting of Stockholders.

NOMINEES:
Name, Age and Other Positions,     Period Served as Director              Term
 if any, with Registrant       Business Experience During Past 5 Years  Expires
- - - ------------------------------ ---------------------------------------  -------

Brendan T. Byrne, 69, Member of
Audit, Corporate Planning,
Executive Compensation,
Stock Options, and
Elizabethtown's Executive
Compensation Committees . . . . .Served as Director of Elizabethtown     1997
                                 since July 1982 and the Corporation
                                 since March 1985. He has been a partner
                                 in the law firm of Carella, Byrne, Bain, Gilfillan, Cecchi & Stewart since 1982.
                                 From 1974 until 1982 he was Governor of
                                 the State of New Jersey.  He is also a
                                 Director of Bell Atlantic of New Jersey,
                                 Jamesway Corporation, Ingersoll-Rand, The
                                 Chelsea Group and Prudential Insurance
                                 Company of America.

Name, Age and Other Positions,   Period Served as Director              Term
 if any, with Registrant       Business Experience During Past 5 Years  Expires
- - - ------------------------------ ---------------------------------------  -------
Robert W. Kean, Jr., 71,
Chairman and Chief Executive
Officer, E'town Corporation and
Elizabethtown Water Company . . .Served as Director of Elizabethtown     1997
                                 since 1949 and the Corporation since
                                 March 1985.  He is Chairman of the
                                 Board and Chief Executive Officer
                                 of both the Corporation and
                                 Elizabethtown.  He is a Director of
                                 NUI Corporation and its subsidiary,
                                 Elizabethtown Gas Company.  He is
                                 Chairman of the Board and Director
                                 of Constellation Bancorp, and is a
                                 Director of Constellation Bank.  He is
                                 a Director of New Jersey Business and
                                 Industry Association and a member of
                                 the New Jersey Board of Higher Education.

Henry S. Patterson, II, 71,
President, E'town Corporation and
E'town Properties, Inc. . . . .  Served as Director of Elizabethtown     1997
                                 since 1959, the Corporation since
                                 March 1985 and Properties since
                                 July 1987 and President of the
                                 Corporation since March 1985 and
                                 Properties since July 1987.  He is
                                 a Director of UJB Financial Corp.
                                 and its subsidiaries, United Jersey
                                 Bank Central, N.A., United Jersey
                                 Bank and United Jersey Bank Investor
                                 Services.

Hugo M. Pfaltz, Jr., 62,
Member of Corporate Planning,
Executive Compensation, Stock
Options, Elizabethtown's Executive
Compensation and Pension
Investment Committees . . . . . .Served as Director of Elizabethtown     1997
                                 since October 1980, the Corporation
                                 since June 1987 and Properties since
                                 July 1987.  He has been an attorney
                                 with the law firm of Pfaltz &
                                 Woller, P.A. since 1976.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THESE NOMINEES.



OTHER DIRECTORS:
Name, Age and Other Positions,     Period Served as Director              Term
 if any, with Registrant       Business Experience During Past 5 Years  Expires

Thomas J. Cawley, 63, President,
Elizabethtown Water Company. . . Served as Director of Elizabethtown     1996
                                 and the Corporation since August 1992,
                                 and Properties since July 1987.  He
                                 has been President of Elizabethtown
                                 Water Company and its subsidiary, The
                                 Mount Holly Water Company since
                                 August 1992.  He served as Executive
                                 Vice-President of Elizabethtown from
                                 1987 to 1992.

Anne Evans Gibbons, 49,
Vice President, E'town Corporation,
Member of Corporate Planning
and Elizabethtown's Executive
Compensation Committees . . . . .Served as Director of Elizabethtown     1995
                                 since December 1982, the
                                 Corporation since March 1985
                                 and Properties since July 1987
                                 and as a Vice President of the
                                 Corporation since September 1987.
                                 She has been the owner of Elberon
                                 Development Co. (a real estate
                                 holding company) since 1984 and is
                                 President of David O. Evans, Inc.
                                 (a construction company).  She is a
                                 Director of the Constellation Bancorp
                                 and Constellation Bank.

John Kean, 64, Member of
Pension Investment Committee. . .Served as Director of Elizabethtown     1996
                                 since 1957 and the Corporation since
                                 March 1985.  He is President, Chief
                                 Executive Officer and Director of NUI
                                 Corporation and Chairman of the Board
                                 and Director of its subsidiary,
                                 Elizabethtown Gas Company.  He also is an
                                 Honorary President of the International
                                 Gas Union.

Robert W. Kean, III, 46,
Executive Vice President,
E'town Properties, Inc. . . . . .Served as Director of the Corporation   1995
                                 since May 1989 and Director and
                                 Executive Vice President of Properties
                                 since July 1987.

Arthur P. Morgan, 70, Member of
Audit and Elizabethtown's Pension
Investment Committees. . . . .  .Served as Director of Elizabethtown     1996
                                 since 1973 and the Corporation since
                                 1991.  He retired in 1985 as Executive
                                 Vice President and Director of Princeton
                                 Bank & Trust and he retired in 1991 from the Tucker Capital Corporation where he served as a Financial Consultant for 6 years. He was a Director of Chemical Bank, New Jersey, until January 1, 1994.

Name, Age and Other Positions,   Period Served as Director              Term
 if any, with Registrant       Business Experience During Past 5 Years  Expires
- - - ------------------------------ ---------------------------------------  -------

Barry T. Parker, 61, Member of
Audit Committee . . . . . . . . .Served as Director of Elizabethtown     1995
                                 since January 1983 and the Corporation
                                 since 1991. He has been partner in the
                                 law firm of Parker, McCay & Criscuolo
                                 since 1967.

Chester A. Ring, 3rd, 66, Member
of Elizabethtown's Pension
Investment Committee .  .  .  .  Served as Director of                   1996
                                 Elizabethtown since December 1982
                                 and the Corporation since
                                 June 1987.  Effective, August 1, 1992,
                                 he retired as President of
                                 Elizabethtown Water Company.

           Family Relationships. Robert W. Kean, Jr. is a first cousin of John Kean and the father of Robert W. Kean, III.

         Transactions. Utility Billing Services, a subsidiary of Elizabethtown Gas Company, of which John Kean is Chairman of the Board and a director and Robert W. Kean, Jr. is a director, provides data processing services to Elizabethtown and its subsidiary pursuant to a contract expiring December 31, 1997. The charges for such services totalled $593,158 for the year ended December 31, 1993. Elizabethtown also purchases printing and related services from Elizabethtown Gas Company amounting to $42,155 for 1993.

           During the year ended December 31, 1993, Elizabethtown made short-term borrowings in the normal course of business from Chemical Bank, New Jersey, of which Arthur P. Morgan was a director. The rate of interest paid on the loans was less than the prevailing prime rate and the maximum total amount outstanding at any one time during the year was $2,000,000. There were no loans outstanding as of December 31, 1993. The amount of interest paid to Chemical Bank in 1993 amounted to $37,562.

           It is the opinion of management that the amounts charged for these services were generally as favorable as those that would be charged for such services by comparable unaffiliated sources. It is management's policy to periodically review the terms of these arrangements to ensure that the costs for these services are comparable to those that would be charged in the general market.


           Meetings and Committees. The Board of Directors of the Corporation held eleven meetings in 1993, with an attendance record by Directors of 96%. There are six committees of the Board of Directors. Unless otherwise indicated, these committees perform the indicated functions for both the Corporation and Elizabethtown.

           The Audit Committee, which met three times in 1993, reviews the scope of the audit, receives and reviews the auditors' annual report and annually recommends to the Board of Directors the appointment of independent auditors, subject to approval by the stockholders. The Audit Committee was composed of Barry T. Parker, Chairman, Brendan T. Byrne and Arthur P. Morgan.

           The Corporate Planning Committee, which met once during 1993, reviews and makes recommendations to the Board of Directors regarding the Corporation's current and long-range strategic plans and objectives, and any other matters that may be assigned by the Board of Directors to the Committee. The Committee consisted of Brendan T. Byrne, Chairman, Hugo M. Pfaltz, Jr. and Anne Evans Gibbons.

           The Executive Compensation Committee of Elizabethtown, which met twice during 1993, reviews and recommends to the Elizabethtown Board of Directors salaries and bonuses as well as awards under incentive programs for officers of Elizabethtown. During 1993, it was composed of Anne Evans Gibbons, Chairperson, Brendan T. Byrne and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of E'town, composed of Brendan T. Byrne and Hugo M. Pfaltz, Jr., did not meet during 1993.

           The Pension Investment Committee of Elizabethtown meets with the Investment Manager for Elizabethtown's Employees' Retirement Plan Fund to review investment policies and determine recommended investment objectives for the Fund. The Committee met three times in 1993 and was composed of Arthur
P. Morgan, Chairman, John Kean, Hugo M. Pfaltz, Jr. and Chester A. Ring, 3rd.

           The Stock Options Committee of E'town, which did not meet in 1993, administers the 1982 Incentive Stock Option Plan and the 1987 Stock Option Plan and consists of Brendan T. Byrne, Chairman and Hugo M. Pfaltz, Jr.
                             ________________________

          Executive Management Committee. The Boards of Directors of the Corporation and Elizabethtown have established an executive management Committee, composed of both directors and officers, to review general policy and planning matters and make recommendations to the Boards of Directors as to policy decisions. This Committee, which usually meets bi-monthly, is composed of Robert W. Kean, Jr., Anne Evans Gibbons, Thomas J. Cawley, Henry S. Patterson, II and Andrew M. Chapman, Chief Financial Officer and Treasurer of the Corporation.

Board of Director's Compensation Committee Report on Executive Compensation

           E'town's Executive Compensation Committee (the "Committee") consists of two E'town directors: Brendan T. Byrne and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of Elizabethtown (the "Water Company Committee"), the principal subsidiary of E'town, is composed of three Elizabethtown directors: Anne Evans Gibbons, Chairperson, Brendan T. Byrne and Hugo M. Pfaltz, Jr.

           Each executive officer, other than Robert W. Kean, III, named in the Summary Compensation Table is an executive officer of, and is compensated by, Elizabethtown. The Water Company Committee reviews and recommends to Elizabethown's Board of Directors the salaries and benefits for the executive officers of Elizabethtown. The Water Company Committee designs its executive compensation program to enable Elizabethtown to attract, motivate and retain the caliber of executives required to effectively attain Elizabethtown's objectives.

         The Water Company Committee administers executive compensation to ensure that the compensation remains competitive with levels paid to comparable positions in comparably-sized companies in three groups: water utilities, other utilities and general industry. The select group of water utilities used for comparative purposes includes those set forth in Note 2 to the Performance Graph below.

           The Water Company Committee and the Committee believe that competitive salaries provide the foundation of the executive officer compensation program of E'town and Elizabethtown and are essential for E'town and Elizabethtown to attract and retain qualified executive officers. The Water Company Committee positions executive pay levels at the median of the comparative group, annually evaluating the continued competitiveness of these levels. The pay program consists primarily of annual merit increases and is sufficiently variable that above average performance is adequately rewarded and below average performance, if it occurs, is not rewarded. Mr. Cawley's salary was increased upon his promotion to President of Elizabethtown.

           The Committee can also make restricted stock grants and recommend the granting of stock options. Stock options and restricted stock grants are used primarily to retain and motivate Executive Officers to improve the long-term stock market performance of E'town. No stock options have been granted since 1990. In 1992, the first awards under the restricted stock plan were made. No restricted stock awards were made in 1993. The 1992 awards to the highest three compensated Executive Officers other than the Chief Executive Officer are shown in the compensation table.

          Bonuses were paid in 1993 to Messrs. Cawley ($10,000), Chapman ($7,500), Critelli ($4,000) and Robert W. Kean, III ($41,622). The bonus payments for Messrs. Cawley, Chapman and Critelli were determined by the Water Company Committee based on its evaluation of each Executive Officer's contribution to Elizabethtown, taking into account each Executive Officer's base salary. The bonus paid to Robert W. Kean, III is based on the gain realized upon the sale of real estate held by E'town Properties, Inc. in accordance with the E'town Properties, Inc. Incentive Bonus Plan established by E'town on September 21, 1989 and as amended on August 19, 1993.

           Current SEC regulations also require a discussion of the relationship between the Chief Executive Officer's (Robert W. Kean, Jr.) compensation and company performance for the last completed fiscal year. Although the Corporation's performance was excellent, at his request Mr. Kean's salary has been maintained at its 1988 level. He has also disqualified himself from participation in the above-noted incentive plans. The Committee and the Water Company Committee are of the opinion that the value of Mr. Kean's services exceeds his compensation received and that he is presently undercompensated when compared to his peers at the select group of water companies used for comparative purposes as discussed above.

          The Committee is aware of the limitations the recent tax legislation has placed on the tax deductibility of compensation in excess of $1 million which is earned in any year by an executive officer. Currently, none of the executive officers has earned compensation subject to such limitations. Proposed regulations were only released late last year and are not yet in final form. The Committee will continue to monitor developments in this area.

The Executive Compensation              The Executive Compensation Committee of
Committee of E'town Corporation:        Elizabethtown Water Company:

Brendan T. Byrne                        Anne Evans Gibbons, Chairperson
Hugo M. Pfaltz, Jr.                     Brendan T. Byrne
                                        Hugo M. Pfaltz, Jr.

The following graph illustrates the cumulative total return to shareholders from the beginning of 1989 to the end of 1993 in comparison to the Standard & Poor's ("S&P") 500 and a peer group of Water Utilities (Note 2). This peer group is included in the statistical survey used by the Committee and the Water Company Committee for comparative purposes.

                          E'TOWN CORPORATION
            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                                VS.
               S&P 500 AND PEER GROUP OF WATER UTILITIES(2)

Measurement Period
(Fiscal Year Covered)              E'town     S&P 500     Water Utilities

Measurement Pt-12/31/88           $ 10,000    $ 10,000        $ 10,000
        1989                        10,909      13,160          10,756
        1990                        10,460      12,752           9,938
        1991                        13,606      16,628          13,837
        1992                        14,247      17,892          15,139
        1993                        17,080      19,699          17,366

(1) Assumes $10,000 invested December 31, 1988 in E'town Corporation common stock, S&P 500 and Water Utilities. All dividends are assumed to be reinvested over period. Total returns for each Water Utility were determined in accordance with Securities and Exchange Commission regulations; i.e. weighted according to each such issuer's stock market capitalization.

(2) Water Utilities: American Water Works, Aquarion, California Water Service, Connecticut Water Service, Consumers Water, E'town, General Waterworks, IWC Resources, Middlesex Water, San Jose Water, Southwest Water, Southern California Water, United Water Resources, Philadelphia Suburban.

                        E'TOWN CORPORATION


                      Summary Compensation Table
                                                         Long-Term
                            ----Annual Compensation--- Compensation
- - - -----------------------------------------------------------------------------
                                               Other     Restricted    All
Name & Principal   Fiscal   Salary   Bonus    Annual      Stock      Other
  Position          Year     ($)      ($)  Compensation  Awards  Compensation
                     (1)   (2) & (3)  (4)      ($)       ($) (5)      ($)
- - - ----------------   ------  --------- ----- ------------ ---------------------
RobertW. Kean, Jr.
Chairman and Chief
Executive Officer,
E'town Corporation  1993   $201,250        $0      $0       $0     $5,862 (6)
and Elizabethtown   1992   $208,943        $0      $0       $0     $6,464
Water Company       1991   $201,150        $0      $0       $0     $6,338

Thomas J. Cawley
President,          1993   $178,877   $10,000      $0       $0     $6,597 (6)
Elizabethtown       1992   $154,160        $0      $0  $18,014     $6,196
Water Company       1991   $129,420        $0      $0       $0     $5,236

Andrew M. Chapman
Chief Financial
Officer and
Treasurer of E'town
Corporation and Chief
Financial Officer, Senior
Vice President and
Treasurer of        1993   $139,058    $7,500      $0       $0     $5,836 (6)
Elizabethtown Water 1992   $136,306        $0      $0  $17,328     $5,723
Company             1991   $122,844        $0      $0              $5,157

Frank Critelli
Controller and
Assistant Secretary
of E'town Corporation
and Senior Vice President
Accounting And Rates-
Assistant Secretary 1993   $130,581    $4,000      $0       $0     $5,480 (6)
of Elizabethtown    1992   $129,246        $0      $0  $16,432     $5,294
Water Company       1991   $117,765        $0      $0       $0     $4,942

Robert W. Kean, III
Executive Vice      1993    $97,004   $41,622      $0       $0     $4,979 (6)
President of E'town 1992    $98,766        $0      $0       $0     $3,224
Properties, Inc.    1991    $97,116        $0      $0       $0     $3,147
- - - -----------------------------------------------------------------------------
(1)  1992 has 53 pay weeks.
(2)  All salaries, except for the salary of R.W. Kean, III, are paid by
     Elizabethtown, the Company's principal subsidiary.  The salary of R.W.
     Kean, III is paid by E'town Properties, Inc.
(3)  Includes pretax contributions to Elizabethtown's Savings & Investment
     Plan (the "401(k) Plan") and Director's fees for R.W. Kean, Jr.,
     T.J. Cawley and R.W. Kean, III.
(4)  The bonus payments for T.J. Cawley, A.M. Chapman and F. Critelli were determined by the Executive Compensation Committee of Elizabethtown
     based on its evaluation of each executive's contribution to
     Elizabethtown, taking into account each executive's base salary.
     The bonus paid to R.W. Kean, III is based on the gain realized upon the sale of real estate held by E'town Properties Inc. in accordance with the E'town Properties, Inc. Incentive Bonus Plan.
(5)  Restricted stock awards of Elizabethtown Water Company will vest, unless a forfeiture event occurs, on the third anniversary of the date of the award.  Unless forfeited, restricted stock held by the named executive officers at 12/31/93: T.J. Cawley, 683 shares
     ($21,515); A.M. Chapman, 657 shares ($20,696) and F. Critelli,
     623 shares ($19,625); R.W. Kean, Jr. has disqualified himself from
     E'town's Performance Stock Program.  To date, no awards have been granted under Elizabethtown's Cash Incentive Plan.
(6)  Includes 401(k) Plan Company matching contributions and life insurance premiums for: R.W. Kean, Jr. $4,497 and $1,365; T.J.
     Cawley $4,497 and $2,100; A.M. Chapman $4,167 and $1,669; F. Critelli
     $3,913 and $1,567; and R.W. Kean, III $2,879 and $2,000, respectively.


                         E'TOWN CORPORATION
          Aggregate Options/SAR Excercises in Last Fiscal Year
              Year and Fiscal Year-end Option/SAR Values
- - - -----------------------------------------------------------------------------
                                                              Value of all
                                             Number of all    Outstanding
                                              Outstanding     In-the-Money
                      Shares      Aggregate Options/SARs at   Options/SARs
                    Acquired on    Value       12/31/93      at 12/31/93 ($)
   Name              Excercise    Realized   Excercisable     Excercisable
                       (#)           ($)       (2), (3)         (2), (3)
- - - -----------------------------------------------------------------------------
Robert W. Kean, Jr. (1) 0             $0           0                $0

Thomas J. Cawley        0             $0       3,300           $17,602

Andrew M. Chapman       0             $0      15,000           $87,450

Frank Critelli          0             $0       7,800           $43,837

Robert W. Kean, III     0             $0           0                $0
- - - -----------------------------------------------------------------------------
(1)  R.W. Kean, Jr. has disqualified himself from participation in the 1982 and
     1987 Stock Option Plans.

(2)  All outstanding options are excercisable.

(3)  To date, no Stock Appreciation Rights have been granted under the 1982 or 1987 Stock Option Plans.
- - - -----------------------------------------------------------------------------

           Directors' Fees. Effective March 18, 1993, Directors of the Corporation who are also not officers of Elizabethtown or employees of Properties receive an attendance fee of $550 (previously $500) for Board meetings held on days not coincident with Board meetings of Elizabethtown. Directors of Elizabethtown who are not also officers of Elizabethtown or employees of Properties are paid an annual retainer of $10,000 and a fee of $550 (previously $500) for each meeting of the Board of Directors attended. Directors who are officers of Elizabethtown or employees of Properties are paid a $100 fee for each Board meeting they attend.

           Effective March 18, 1993, members of committees who are not officers of Elizabethtown or employees of Properties are paid $350 (previously $300) for participation at Committee meetings on the same day as regular Board meetings and $550 (previously $500) for meetings held on days other than Board meetings. No fees are paid to members of the Executive Management Committee for attendance at meetings. A Director cannot stand for re-election after his or her 72nd birthday. A retiring Director with 10 or more years' service on the Board of Directors becomes eligible to receive a pension for life equal to the annual retainer in effect at the date of retirement. A retiring Director with 5 to 9 years of service will receive a pension equal to the annual retainer in effect at the date of retirement for the number of years served as a Director.
          In addition, Henry S. Patterson, II, who retired as President of Elizabethtown on July 1, 1987, serves as President of the Corporation, for which he receives no salary. In addition to Directors' fees as noted above and retirement benefits accrued under the retirement plans discussed below in respect of his service as an employee prior to his retirement in 1987, Henry S. Patterson, II receives an annual consulting fee of $75,000.


           Pensions. Elizabethtown's non-contributory defined benefit retirement plan provides that a participant will receive an annual retirement benefit equal in amount to 1.525% of the participant's final average compensation (the average of the highest five consecutive calendar years' base earnings) multiplied by the number of years of credited service (up to a maximum of 40). Remuneration covered under the retirement plan includes base wages only. Directors who are not also officers or employees do not participate.

           The following table shows annual pension benefits payable to employees, including officers, upon retirement at age 65, in various remuneration and years-of-service classifications. The compensation taken into account under a tax-qualified plan is subject to a maximum annual limit under the Internal Revenue Code of 1986, as amended, adjusted annually for cost of living increases ($235,840 in 1993 and $150,000 in 1994.



   Highest
 Consecutive
  Five Year                Annual Benefits for Years of Service Indicated
   Average
Compensation  10 years 15 year  20 years 25 years 30 years 35 years 40 years

 $ 75,000     $11,437  $17,156  $22,875  $28,594  $34,312  $40,031  $45,750
  100,000      15,250   22,875   30,500   38,125   45,750   53,375   61,000
  125,000      19,062   28,594   38,125   47,656   57,187   66,719   76,250
  150,000      22,875   34,313   45,750   57,188   68,625   80,063   91,500
  175,000      26,687   40,031   53,375   66,719   80,062   93,406  106,750
  200,000      30,500   45,750   61,000   76,250   91,500  106,750  122,000
  225,000      34,313   51,469   68,625   85,781  102,938  120,094  137,250
  250,000      38,125   57,188   76,250   95,313  114,375  133,438  152,500



         The annual benefit amounts shown above are not subject to any deduction for Social Security benefits or other offset amounts. The number of years of service now credited under the retirement plan is as indicated for the following officers: Robert W. Kean, Jr., 40 years; Thomas J. Cawley, 24 years; Andrew M. Chapman, 4 years; Frank Critelli, 29 years and Robert W. Kean, III, 16 years.

           Executive officers of Elizabethtown either have or will be eligible for a Supplemental Executive Retirement Plan benefit upon the attainment of the normal retirement age of 65 with a minimum of 20 years service. The benefit payable under this plan is an amount equal to the difference between 60% of the average ual base salary for the thirty-six months prior to retirement and the regular pension benefit shown in the table above.


                           ELIZABETHTOWN WATER COMPANY

           Elizabethtown is a wholly-owned subsidiary of the Corporation. The Board of Directors of Elizabethtown currently numbers eleven individuals, consisting of the Directors of the Corporation. The eleven directors of Elizabethtown will stand for re-election and it is the intention of the Board of Directors of the Corporation to re-elect all of such persons as directors of Elizabethtown.


                     II.  APPROVAL OF APPOINTMENT OF AUDITORS


           Deloitte & Touche, Two Hilton Court, Parsippany, New Jersey 07054, independent certified public accountants, have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as independent auditors of the Corporation for the year ending December 31, 1994.

           The appointment of Deloitte & Touche continues a relationship that began in 1950. Stockholder approval of this appointment is requested. In the event a majority of the votes cast is against approval, the Board of Directors will reconsider the appointment.

           It is expected that representatives of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


                               III.  OTHER BUSINESS

           Management does not intend to present and does not have any reason to believe that others will present at the 1994 Annual Meeting of Stockholders any item of business other than the proposals set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxies. Dissenting stockholders have no rights of appraisal with respect to the proposals set forth herein.

                              STOCKHOLDER PROPOSALS

           Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Corporation (at 600 South Avenue, Westfield, New Jersey 07090) by not later than
November 30, 1994 in order to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Under the rules of the Securities and Exchange Commission, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                                        On Behalf of the Board of Directors,



                                                   Walter M. Braswell
                                                        Secretary

Westfield, New Jersey


 __________
/          /
/          /
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposals (1) and (2).

1. ELECTION OF DIRECTORS: Brendan T. Byrne, Robert W. Kean, Jr., Henry S. Patterson, II and Hugo M. Pfaltz, Jr.

   FOR ALL           WITHHOLD AUTHORITY          *EXCEPTIONS
   NOMINEES          TO VOTE FOR NOMINEES         (AS MARKED TO THE
   LISTED ABOVE/ X / LISTED ABOVE        / X /    CONTRARY BELOW)  / X /

   (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space following)

   *EXCEPTIONS _______________________________________________________________

                               FOR   AGAINST   ABSTAIN

2.  APPROVAL OF APPOINTMENT
    of Deloitte & Touche                                     Address Change
    as independent auditors.   / X /   / X /    / X /        and/or Comments
                                                             Mark Here    / X /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                   I plan to attend the meeting
                                                                   / X /

                           PROXY DEPARTMENT
                           NEW YORK, N.Y. 10203-0997

                           Dated:  ____________________________________, 1994
                           Number of shares owned _____________________
                           X___________________________________________
                           X___________________________________________
                           PLEASE DATE AND SIGN EXACTLY AS INDICATED AT LEFT.
                           FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.
Sign, Date and Return the
Proxy Card Promptly Using
the Enclosed Envelope.     Votes must be indicated (X) in Black or Blue Ink./X/










                                E'TOWN CORPORATION


             PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION


          The undersigned hereby appoints ROBERT W. KEAN, JR., and HENRY S. PATTERSON, II, or any one of them with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned at the annual meeting of Stockholders of E'town Corporation to be held Monday, May 2, 1994, at 11:00 A.M. or at any adjournments thereof:


















        (Continued and to be signed and dated on the reverse side.)



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